Exhibit 99.1

HHG Capital Corporation Prices $50 Million Initial Public Offering

Singapore – September 20, 2021 – HHG Capital Corporation, a newly organized blank check company incorporated in the British Virgin Islands as a business company (the “Company”), today announced the pricing of its initial public offering of 5 million units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share, one redeemable warrant and one right. Each redeemable warrant entitles the holder thereof to purchase three-fourths (3/4) of one ordinary share at a price of $11.50 per full share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. Only whole warrants are exercisable and will trade.

The units are expected to trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “HHGCU” beginning September 21, 2021. The Company expects the initial public offering to close on September 23, 2021, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the ordinary share, the warrant and the right are expected to be traded on Nasdaq under the symbols “HHGC,” “HHGCW” and “HHGCR,” respectively.

EF Hutton, division of Benchmark Investments, LLC, and Brookline Capital Markets, a division of Arcadia Securities, LLC, are the joint book-running managers for the IPO. HHG Capital Corporation has granted the underwriters a 45-day option to purchase up to 750,000 additional units at the IPO price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission on September 20, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from EF Hutton, division of Benchmark Investments LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HHG Capital Corporation

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background. The Company is led by Chee Shiong (Keith) Kok, the Company’s Chief Executive Officer, and Shuk Man (Lora) Chan, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

For investors:

Chee Shiong (Keith) Kok

Chief Executive Officer

HHG Capital Corporation

1 Commonwealth Lane

#03-20, Singapore, 149544

Email: hhgcapitalcorp@gmail.com